UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               K-9 CONCEPTS, INC.
                          ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                  5122                    Pending
-------------   ---------------------------   ----------------
(State or         (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of   Classification Code Number)  Identification No.)
incorporation or
organization
                               K-9 Concepts, Inc.
                              Albert Au, President
                            6250 King's Lynn Street
                                 Vancouver, BC
                                    Canada
                           Telephone: (604) 618-2888
                           Facsimile: (604) 433-3886
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd Suite 300
                              Las Vegas, NV 89128
                            Telephone: 702-562-4091
                            Facsimile: 702-562-4081
         --------------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                      |__|


                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $220,000          $0.05      $220,000      $23.54
-----------------------------------------------------------------------

(1) Based on the last sales price on March 31, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


               SUBJECT TO COMPLETION, DATED JANUARY 2, 2007

                                   PROSPECTUS
                               K-9 CONCEPTS INC.
                        4,400,000 SHARES OF COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-11

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           THE DATE OF THIS PROSPECTUS IS: JANUARY 2, 2007

                               TABLE OF CONTENTS
                                                               PAGE
Summary .......................................................   6
Risk Factors ..................................................   7
  -  If we do not obtain additional financing, our business
     will fail ................................................   7
  -  Because we have not yet commenced business operations,
     we face a high risk of business failure ..................   8
  -  We need to continue as a going concern if our business is
     to succeed ...............................................   8
  -  Any additional funding we arrange through the sale of
     our common stock will result in dilution to existing
     shareholders..............................................   8
  - Our growth may suffer if an economic downturn in our major market inhibits people from spending their disposable income on personal health care products ...................  8
  -  Product liability lawsuits could divert our resources,
     result in substantial liabilities and reduce the commercial potential of our products..................................  9
  - We operate in a highly competitive industry. Our failure to compete effectively could adversely affect our sales and growth prospects...........................................  9
  - We source our shower head products from Hong Kong and are exposed to risks associated with doing business globally .. 9
  - Changes in regulatory standards for water using appliances could negatively impact our business sales and limit our ability to develop and market our  products................  9
  - Because we rely upon one supplier for the Vitamin C shower Head products we intend to distribute, our business will fail if our supplier terminates its relationship with us.......  10
-    If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  10
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ............................  10
Use of Proceeds ...............................................  11
Determination of Offering Price ...............................  11
Dilution ......................................................  11
Selling Securityholders .......................................  11
Plan of Distribution ..........................................  15
Legal Proceedings .............................................  16
Directors, Executive Officers, Promoters and Control Persons..   16
Security Ownership of Certain Beneficial Owners and Management   17
Description of Securities .....................................  18
Interest of Named Experts and Counsel .........................  19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ....................................  19
Organization Within Last Five Years ...........................  20
Description of Business .......................................  20
Plan of Operations ............................................  25
Description of Property .......................................  27
Certain Relationships and Related Transactions ................  27
Market for Common Equity and Related Stockholder Matters ......  27
Executive Compensation ........................................  28
Financial Statements ..........................................  29
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure...........................................  39

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence business operations by distributing Vitamin C shower heads and related accessories in both the mass wholesale and retail market throughout North America. The Vitamin C shower head, a product designed by Everise Water Technology Ltd., a Hong Kong company, contains a small canister that releases a Vitamin C solution during operation that neutralizes chlorine and chloramines contained in the water.

To date, we have executed a marketing and sales distribution agreement with our supplier, Everise Water Technology Ltd. However, we have not yet generated any revenue from our distribution rights. We cannot state with certainty whether we will achieve profitability.

We were incorporated on August 25, 2005 under the laws of the state of Nevada. Our principal offices are located at 6250 King's Lynn Street, Vancouver, British Columbia, Canada. Our telephone number is (604) 618-2888.

THE OFFERING:

SECURITIES BEING OFFERED     Up to 4,400,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our
                             shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             4,400,000 shares of common stock have been
                             sold, the shares no longer need to be
                             registered to be sold or we decide to
                             terminate the registration of the
                             shares.
SECURITIES ISSUED
AND TO BE ISSUED             6,400,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.

SUMMARY FINANCIAL INFORMATION

                              August 31, 2006
                                 (audited)

Cash                             $16,826
Total Assets                     $16,922
Liabilities                      $     0
Total Stockholders' Equity       $16,922

STATEMENT OF OPERATIONS

                           From Our Inception on
                      August 25, 2005 to August 31, 2006
                                    (audited)

Revenue                               Nil
Net Loss and Deficit             ($12,078)

                          RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of Vitamin C shower heads and accessories. We have not generated any revenue from operations to date.

We anticipate that additional funding will be needed for general administrative expenses and marketing costs. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on August 25, 2005 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus. Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing a marketing and sales distribution agreement with Everise Water Technology Ltd., our supplier based in Hong Kong, and conducting initial marketing activities.

Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report to our financial statements for the period ended August 31, 2006, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.
OUR GROWTH MAY SUFFER IF AN ECONOMIC DOWNTURN IN OUR MAJOR MARKET INHIBITS PEOPLE FROM SPENDING THEIR DISPOSABLE INCOME ON HEALTH CARE PRODUCTS.

Our growth depends significantly on continued economic growth in the health care sector in North America where we intend to distribute the Vitamin C shower heads. Because the shower heads are paid directly by the consumer out of disposable income and are not subject to reimbursement by third-party payers such as health insurance organizations, an economic downturn in the North American market could have an adverse effect on the sales and profitability of our products.


PRODUCT LIABILITY LAWSUITS COULD DIVERT OUR RESOURCES, RESULT IN SUBSTANTIAL LIABILITIES AND REDUCE THE COMMERCIAL POTENTIAL OF OUR PRODUCTS.


Our business exposes us to the risk of product liability claims that are inherent to the development, clinical testing and marketing of skin health products. These lawsuits may divert our management from pursuing our business strategy and may be costly to defend. In addition, if we are held liable in any of these lawsuits, we may incur substantial liabilities and may be forced to limit or forgo further commercialization of those products.


WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY. OUR FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR SALES AND GROWTH PROSPECTS.

The U.S. vitamin supplements and health product retail industry is a large and highly fragmented industry. We compete primarily against other specialty distributors and retailers, supermarkets, drugstores, mass merchants, multi-level marketing organizations and mail order companies. This market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. Increased competition from companies that distribute through retail or wholesale channels could have a material adverse effect on our financial condition and results of operations.

Our competitors may have significantly greater financial, technical and marketing resources than we do. In addition, our competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and any of the factors listed above may cause price reductions, reduced margins and losses of our market share.

WE SOURCE SHOWER HEAD PRODUCTS FROM HONG KONG AND ARE EXPOSED TO RISKS ASSOCIATED WITH DOING BUSINESS GLOBALLY.

We are subject to risks associated with changes in political, economic and social environments, local labor conditions, changes in laws, regulations and policies of foreign governments, as well as Canadian laws affecting activities of Canadian companies abroad, including tax laws and enforcement of contract and intellectual property rights. Many of these risks are beyond our control. Exchange rate fluctuations may increase the cost of sourced products and reduce our margins and profitability.

CHANGES IN REGULATORY STANDARDS FOR WATER USING APPLIANCES COULD NEGATIVELY IMPACT OUR BUSINESS SALES AND LIMIT OUR ABILITY TO DEVELOP AND MARKET OUR PRODUCTS.

New regulatory initiatives could restrict our ability to develop new products. There is no assurance that our future products will satisfy the rules and standards governing our industry, or that our existing rules and standards will not be changed in ways that negatively affect the sales of our products. Furthermore, any future rule changes could further impair our ability to differentiate our products from our competitors resulting in reduced sales and profitability.

BECAUSE WE RELY UPON ONE SUPPLIER FOR THE VITAMIN SHOWER HEAD PRODUCTS WE INTEND TO DISTRIBUTE, OUR BUSINESS WILL FAIL IF OUR SUPPLIER TERMINATES ITS RELATIONSHIP WITH US.

As a result of being totally dependent on a single supplier, Everise Water Technology Ltd., that is located in Hong Kong, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. Our agreement with Everise Water Technology Ltd. does not prevent it from supplying its shower head products to our competitors or directly to consumers. If this company modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would fail. Everise Water Technology Ltd. may cancel our marketing and sales distribution agreement upon 60 day's notice, without cause.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. The OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission and to provide other quotation information about the company to the investor.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                          USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                         SELLING SECURITYHOLDERS

The selling securityholders named in this prospectus are offering all of the 4,400,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 4,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 8, 2005; and

2. 400,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 30, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.


                                 	TOTAL NUMBER
                                 	OF SHARES TO    TOTAL SHARES  PERCENT
                                 	BE OFFERED FOR  OWNED UPON    OWNED UPON
NAME OF             SHARES OWNED  	SELLING      	COMPLETION    COMPLETION
SELLING             PRIOR TO THIS  	SHAREHOLDERS  	OF THIS       OF THIS
STOCKHOLDER         OFFERING     	ACCOUNT        	OFFERING      OFFERING
-------------------------------------------------------------------------------

Priscilla Chan         200,000    	200,000          Nil         Nil
#16 - 5860 Tisdall Street,
Vancouver, BC, V5Z 3N2

Christopher Yip        200,000    	200,000          Nil         Nil
2722 East 46th Avenue,
Vancouver, BC, V5S 1A5

Sindy Yu               200,000    	200,000          Nil         Nil
2722 East 46th Avenue,
Vancouver, BC, V5S 1A5

Tse Ming Yang          200,000   	200,000          Nil         Nil
64-8888 151st Street,
Surrey, BC V3R 0Z9

Ronnie Ng              200,000    	200,000          Nil         Nil
15138 96th Avenue,
Surrey, BC, V3R 1E9

Willie Ng              200,000    	200,000          Nil         Nil
15138 96th Avenue,
Surrey, BC, V3R 1E9

Solon Ng               200,000    	200,000          Nil         Nil
15138 96th Avenue,
Surrey, BC, V3R 1E9

Albert Cheung          200,000    	200,000          Nil         Nil
5911 Churchill Street,
Vancouver, BC, V6M 3H4

Dabbie Yung            200,000    	200,000          Nil         Nil
#315 - 10851 Mortfield Road,
Richmond, BC, V7A 2W1

                                 	TOTAL NUMBER
                                 	OF SHARES TO    TOTAL SHARES  PERCENT
                                 	BE OFFERED FOR  OWNED UPON    OWNED UPON
NAME OF             SHARES OWNED  	SELLING      	COMPLETION    COMPLETION
SELLING             PRIOR TO THIS  	SHAREHOLDERS  	OF THIS       OF THIS
STOCKHOLDER         OFFERING     	ACCOUNT        	OFFERING      OFFERING

Wing Kei Yung          200,000    	200,000          Nil         Nil
#315 - 10851 Mortfield Road,
Richmond, BC, V7A 2W1

Che Chen Lin           200,000    	200,000          Nil         Nil
#315 - 10851 Mortfield Road,
Richmond, BC, V7A 2W1

Lin Yue Yung           200,000    	200,000          Nil         Nil
#315 - 10851 Mortfield Road,
Richmond, BC, V7A 2W1

Li Mem Jiang           200,000    	200,000          Nil         Nil
#301 - 8060 Ryan Road,
Richmond, BC, V7A 2E5

Camelia Ng             200,000    	200,000          Nil         Nil
#9 - 9333 Sills Avenue,
Richmond, BC, V6Y 4K8

Sim Wong               200,000    	200,000          Nil         Nil
#16 - 5860 Tisdall Street,
Vancouver, BC, V5Z 3N2

Lai Sim Chan           200,000    	200,000          Nil         Nil
#16 - 5860 Tisdall Street,
Vancouver, BC, V5Z 3N2

Filomena Lei           200,000    	200,000          Nil         Nil
1594 West 65th Avenue,
Vancouver, BC, V6P 2R1

Oliver Lei             200,000    	200,000          Nil         Nil
1594 West 65th Avenue,
Vancouver, BC, V6P 2R1

Robert Hui             200,000    	200,000          Nil         Nil
#210 - 5302 51st Street,
Yellowknife, NWT, X1A 2P8

Sue Lee                60,000     	200,000          Nil         Nil
6250 King's Lynn Street,
Vancouver BC

Ng Yim Hor             30,000     	200,000          Nil         Nil
6250 King's Lynn Street,
Vancouver BC

Rocky Chow             20,000     	200,000          Nil         Nil
3028 East 24th Avenue,
Vancouver, BC, V5R 1E8

                                 	TOTAL NUMBER
                                 	OF SHARES TO    TOTAL SHARES  PERCENT
                                 	BE OFFERED FOR  OWNED UPON    OWNED UPON
NAME OF             SHARES OWNED  	SELLING      	COMPLETION    COMPLETION
SELLING             PRIOR TO THIS  	SHAREHOLDERS  	OF THIS       OF THIS
STOCKHOLDER         OFFERING     	ACCOUNT        	OFFERING      OFFERING

Tse Lau Wah            20,000     	200,000          Nil         Nil
3028 East 24th Avenue,
Vancouver, BC, V5R 1E8

Au Pok Hau             20,000     	200,000          Nil         Nil
6250 King's Lynn Street,
Vancouver BC

Bernadette Chan        20,000     	200,000          Nil         Nil
3028 East 24th Avenue,
Vancouver, BC, V5R 1E8

Yu Lin Lee             50,000    	200,000          Nil         Nil
6250 King's Lynn Street,
Vancouver BC

Choi Cheng Ieong       60,000     	200,000          Nil         Nil
#17-8088 Spires Gate,
Richmond, BC V6Y 4J6

Chu Kam Tin            60,000     	200,000          Nil         Nil
#17-8088 Spires Gate,
Richmond, BC V6Y 4J6

David Lee              60,000     	200,000          Nil         Nil
#15-12331 Mcneely Dr
Richmond,BC,

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,400,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

   1. has had a material relationship with us other than as a shareholder at any time within the past three years;
   2.    has ever been one of our officers or directors; or
   3.    is a broker-dealer or affiliate of a broker-dealer.

                       PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $14,023.54. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd., Suite 300
Las Vegas, NV 89128.

         DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTOR:

NAME OF DIRECTOR                 AGE

Albert Au                        42
Jeanne Mok                       34


EXECUTIVE OFFICER:

NAME OF OFFICER                  AGE            OFFICE
---------------------           -----           -------
Albert Au                        42             President, CEO,
                                                Secretary, Treasurer
                                                and Director
Jeanne Mok                       34             Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Albert Au has acted as our president, chief executive officer, secretary, treasurer and as a director since our incorporation on August 25, 2005. For the past 20 years, Mr. Au has be involved in marketing and sales as well as in conducting Asian trade and investments. He has been involved in the import and export of toys, as well as household goods, between China and various key South American markets such as Brazil, Chile and Argentina. He has also acted as a master country distributor for a large motorcycle/scooter manufacturer in China exporting to Argentina and Vietnam. In addition, Mr. Au was also previously the master distributor for Tsingtao Brewery for Vietnam. He is currently a Vice-President for the Tiancheng Group, a large investment holding company and merchant bank under the CITIC Group. In that capacity, he is involved in the oversight of investments undertaken by Tiancheng in the Canadian market.

Ms. Jeanne Mok has acted as our director since August 25, 2006. After graduating from England's Polam Hall School in 1990, where she majored in the fields of education and musical studies, Ms. Mok was employed as a teacher from 1991 to 1995 in Hong Kong's York English speaking kindergarten. Since 1995, she has owned and operated Famous Pet City, a Hong Kong-based distributor of pet products.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by the board of directors and will hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                       	      AMOUNT OF
TITLE OF   NAME AND ADDRESS                   BENEFICIAL PERCENT OF
CLASS      OF BENEFICIAL OWNER                OWNERSHIP  CLASS

Common     Albert Au                          1,000,000  15.62%
stock      6250 King's Lynn Street
           Vancouver, BC V5E 3W1

           Jeanne Wok                         1,000,000  15.62%
           G/F, 233 Wong Chuk Wan
           Sai Kung, Hong Kong

           All officers and directors
           as a group that consists of
           two people                         2,000,000  31.24%


The percent of class is based on 6,400,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES
GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of January 2, 2007, there were 6,400,000 shares of our common stock issued and outstanding held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte LLP to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                     SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claims for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.



                   ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on August 25, 2005 under the laws of the state of Nevada. On that date, Albert Au was appointed as our president, chief executive officer, secretary, treasurer and director. On the same date, Jeanne Mok was appointed as a director.

                         DESCRIPTION OF BUSINESS

AGREEMENT WITH OUR SUPPLIER

We intend to commence business operations by marketing and distributing, within North America, the Vitamin C shower head and related accessories. This product was developed and manufactured by Everise Water Technology Ltd. ("Everise"), a private Hong Kong based company.

By a Marketing and Sales Distribution Agreement dated January 15, 2006, Everise has agreed to supply Vitamin C shower head and related accessories to us on a non-exclusive basis and to fulfill our written purchase orders for these products in a timely manner. Upon placing an order, we are required to prepay Everise for 50% of the wholesale purchase price of the products that we order. Upon shipping, we are required to pay Everise the balance of the purchase order price. We are responsible for all shipping costs.

Everise's products consist of various shower heads made of hard white plastic or chrome. The shower heads also come with regular or massage components. Shower head unit wholesale prices range from $42 to $63 each. As well, Everise will supply us with Vitamin C cartridges to be inserted into each shower head. Cartridges can be purchased as unscented or with one of three designer scents: sandalwood, lavender or geranium. The wholesale cost of an unscented cartridge is $4.50. For a scented cartridge, the wholesale price is $6.30.

Everise may change the price of any of its products that it supplies to us upon written notice. Either party may terminate the agreement upon 60 day's written notice.

Everise's Vitamin C shower head system is an ISO 9001 certified product. While the shower head is in operation, it releases a proprietary, granulated vitamin C based compound that neutralizes all chlorine or chloramine into the water stream. When the water is shut off, the Vitamin C cartridge stops releasing this compound.

CHORINE NEUTRALIZATION

Tap water is typically sterilized with HCIO sodium chloride. The first chlorine is usually added into the water at a filtration plant in order to disinfect the water and to eliminate organic chemicals. Often, a second addition of chlorine is completed so as to preserve its level in the water prior to water supply to each household.

Chlorine is a toxic chemical element of halogen family, which is used for the production of oxidizer, as a bleaching agent, and for sterilization.
The vitamin C shower filter neutralizes chlorine in the shower water. The filter works in any water temperature, any water pressure and the lifetime of the filter does not depend on the water quality. The filter crystals can be seen inside the filter, so the user knows to replace the cartridge when the filter appears empty. The use of the shower filter does not impact the flow rate of the water.

INDUSTRY OVERVIEW

Separate showers and baths have become common in many North American households. Showers have transformed into vertical spas, delivering hydro massage through a series of whirlpool jets arranged vertically in a shower-like enclosure, where water is propelled through the air, rather than through the water as in a traditional whirlpool.

Shower components are often set on telescoping arms that are easily adjusted to accommodate users of different heights or to direct the jets to different parts of the body. Control valves have also become more sophisticated to meet the demands of multiple shower heads, including separate controls to adjust the thermostat and the volume.

Steam shower rooms are also gaining in popularity. They are usually self-enclosed units that function as a regular shower but also use a humidifying steam generator to produce a warm aura of relaxing water vapor.

We believe that we can take advantage of personal health care trends by providing a product to North Americans that will address their concerns regarding the quality and safety of the tap water that they use for showering.

SALES AND MARKETING STRATEGY

We intend to rely on sales representatives to market our shower heads and accessories. Initially, this marketing will be conducted by our directors:
Albert Au and Jeanne Mok. Eventually, we will sell our products using a combination of sales representatives and distributors. This will provide a broad distribution network that allows us to efficiently distribute our products across a number of distribution channels to reach a greater number of consumers and distributors.


Our products will be primarily marketed to consumers through mass merchandisers and home centers such as Wal-Mart, Target, Home Depot, Lowe's and Bed Bath & Beyond. These distributors and stores will be asked to sell our products to consumers. We will provide them with shower head inventory at wholesale prices. They will then sell them to consumers at retail prices. To date, we have not made arrangements with any retailers to sell the shower head products that we intend to distribute.

COMPETITION

We compete with domestic and international companies. Competition is based on price, quality, service, product features, product innovation, marketing and distribution. Our success depends on our ability to introduce innovative products before our competitors and to design, manufacture and market a broad range of reliable products that incorporate technological innovations and that satisfy current consumer needs. Among the most significant competitors are larger companies that may have greater financial and technical resources than we do.

Competitors in the shower head segment of the personal health care space include companies such as Masco Corporation, which manufactures Delta{reg-trade-mark} products; Fortune Brands, Inc., which manufactures Moen{reg-trade-mark} products; as well as a number of private companies including, Conair Corporation, which manufactures Pollenex{reg-trade-mark} products.

SEASONALITY

Our business is highly seasonal, with operating results varying from quarter to quarter. The Personal Health Care segment has historically experienced higher sales in the fourth quarter of each calendar year due to stronger retail demand during the holiday season.

As part of a federally mandated effort to conserve water, today's shower heads must flow at a rate of no more than 2.5 gal. per minute (gpm).

GOVERNMENT REGULATION

The Federal Energy Policy Act of 1992 mandates that "all faucet fixtures manufactured in the United States restrict maximum water flow at or below 2.5 gallons per minute ("gpm") at 80 pounds per square inch ("psi") of water pressure or 2.2 gpm at 60 psi." The Everise showerheads that we are marketing are well below this maximum rate.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               PLAN OF OPERATIONS

We will rely upon the stability of the North American retail sales market for the success of our business plan. Because our products are paid directly by the consumer out of disposable income, an economic downturn in the North American market could have an adverse effect on the sales and profitability of our products.

Our plan of operation for the twelve months following the date of this prospectus is to enter into agreements with shower head and health product wholesale distributors and retail stores, providing for the sale of shower heads.

We intend to develop our retail network by initially focusing our marketing efforts on larger chain stores that sell various types of shower heads and vitamin supplements. These businesses have a greater budget for in-stock inventory and tend to purchase a more diverse assortment of vitamin supplements and shower products. By mid-2007, we anticipate expanding our retail network to include small to medium size retail businesses whose businesses focus is limited to the sale of bathroom accessories. Any relationship we arrange with retailers for the wholesale distribution of our shower heads will be non-exclusive. Accordingly, we will compete with other vitamin supplement and shower head vendors for positioning our products in retail space.

Even if we are able to receive an order commitment, some larger chains will only pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

We intend to retain one full-time sales person in the next six months, as well as an additional full-time sales person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commission based upon shower head sales they arrange. We expect to pay each sales person 12% to 15% of the net profit we realize from such sales.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs:                            $20,000
General administrative costs:               $10,000

Total:                                      $30,000

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $40,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate shower head sales. We expect to accomplish this by securing a significant number of agreements with large and small retailers and by retaining suitable salespersons with experience in the retail sales sector.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH AUGUST 31, 2006

We have not earned any revenue from our incorporation on August 25, 2005 to August 31, 2006. We incurred operating expenses in the amount of $12,078 for the period from our inception on August 25, 2005 to August 31, 2006. These operating expenses were comprised of professional fees of $4,348, management fees of $3,000, travel and entertainment expenses of $2,880, marketing costs of $1,626 and bank charges and interest of $224.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.


                       DESCRIPTION OF PROPERTY

We do not ownership or leasehold interest in any property. Our president, Mr. Albert Au, provides us with office space and related office services free of charge.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our August 25, 2005, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  * Any member of the immediate family of any of the foregoing persons.

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 32 registered shareholders.

RULE 144 SHARES

A total of 2,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 64,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on August 25, 2005 to August 31, 2006 and the subsequent period to the date of this prospectus.


                         ANNUAL COMPENSATION

                                OTHER RESTRICTED OPTIONS/ LTIP OTHER
                                        STOCK    SARS  PAYOUTS COMP
NAME     TITLE  YEAR SALARY BONUS COMP. AWARDED    (#)     ($)
_______________________________________________________________________
Albert   Pres.  2006   $0     0    0      0        0       0     0
Au       CEO    2005   $0     0    0    0        0       0     0
         Sec.
         Tres.
         & Dir

Jeanne
Mok      Dir.    2006   $0     0    0      0        0       0     0
                 2005   $0     0    0      0        0       0     0

STOCK OPTION GRANTS

We have not granted any stock options to the executive officer since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Au or Ms. Mok any amount for acting as a directors of the Company.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period from August 25, 2005 (inception) to August 31, 2006 consisting of:

  a. Balance Sheet;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to the Financial Statements

                               K-9 CONCEPTS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                AUGUST 31, 2006










REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


  To the Stockholders and Board of Directors of K-9 Concepts, Inc.
  (A Development Stage Company)

  We have audited the accompanying balance sheet of K-9 Concepts Inc. (a development stage company) as of August 31, 2006 and the statements of operations, stockholders' equity and cash flows for the period from August 25, 2005 (date of inception) through August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of K-9 Concepts, Inc. as of August 31, 2006 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from August 25, 2005 (date of inception) through August 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                         "DMCL"

                                          DALE MATHESON CARR-HILTON LABONTE LLP

                                                   "DMCL" CHARTERED ACCOUNTANTS
  Vancouver, Canada
  December 8, 2006

K-9 CONCEPTS, INC.
(A Development Stage Company)
BALANCE SHEET

-------------------------------------------------------------------------

                                                              August 31,
                                                                    2006
-------------------------------------------------------------------------




 ASSETS

 CURRENT
   Cash                                                      $    16,826
   Receivables                                                        96

 TOTAL ASSETS                                                $    16,922
-------------------------------------------------------------------------



 STOCKHOLDERS' EQUITY

 GOING CONCERN CONTINGENCY (NOTE 1)
 STOCKHOLDERS' EQUITY
   Common stock (Note 3)
      Authorized:
       75,000,000 common shares, par value $0.001 per share
      Issued and outstanding:
       6,400,000 common shares                               $     6,400
   Additional paid-in capital                                     19,600
   Donated capital (Note 4)                                        3,000
   Deficit accumulated during the development stage              (12,078)

   Total stockholders' equity                                     16,922

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $    16,922
-------------------------------------------------------------------------








   The accompanying notes are an integral part of these financial statements

K-9 CONCEPTS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS




                                                                                           August 25, 2005
											(Date of Inception) to
                                                                                           August 31, 2006



ADMINISTRATION EXPENSES
  Bank charges and interest                                                                $         224
  Management fees                                                                                  3,000
  Marketing                                                                                        1,626
  Professional fees                                                                                4,348
  Travel and entertainment                                                                         2,880

                                                                                                  12,078


NET LOSS                                                                                   $     (12,078)

BASIC AND DILUTED LOSS PER SHARE                                                           $       (0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                           SHARES OUTSTANDING        5,293,333













   The accompanying notes are an integral part of these financial statements

K-9 CONCEPTS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY


                                                        Common Stock
                                                                        Additional  Donated    Deficit Accumulated During    Total
                                                         Number Amount     Paid-in  Capital               the Development
                                                                           Capital (Note 5)                         Stage


BALANCE, August 25, 2005 (Date of Inception)
                                                           -    $ -     $        -        $          $               -      $ -
                                                                                       -

Common  stock  issued  for  cash at $0.001 per share,
October 4, 2005                                       2,000,000 2,000  -                -                            -      2,000

Common stock issued for cash  at  $0.001  per  share,
November 8, 2005                                      4,000,000 4,000  -                -                            -      4,000

Common  stock  issued  for  cash  at $0.05 per share,
March 30, 2006                                          400,000   400      19,600       -                            -     20,000

Donated services                                           -      -            -    3,000                            -      3,000

Net loss                                                   -      -            -       -                         (12,078) (12,078)

BALANCE, August 31, 2006                                             $   $ 19,600         $                $     (12,078)        $
                                                      6,400,000 6,400                3,000                                 16,922

















   The accompanying notes are an integral part of these financial statements

K-9 CONCEPTS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS




                                                        August 25, 2005
                                                   (Date of Inception) to
                            				August 31, 2006



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                              $    (12,078)

  Changes in non-cash operating working capital items:
     Donated services                                          3,000
     Receivables                                                 (96)

  Net cash used in operating activities                       (9,174)


CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common shares                                    26,000

  Net cash provided by financing activities                    26,000


INCREASE IN CASH                                               16,826

CASH, BEGINNING OF PERIOD                                        -

CASH, END OF PERIOD                                     $      16,826
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
  Interest                                              $        -
  Income taxes                                          $        -











   The accompanying notes are an integral part of these financial statements

K-9 CONCEPTS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006

    1.  NATURE AND CONTINUANCE OF OPERATIONS

    The Company was incorporated in the State of Nevada on August 25, 2005. The Company is in the business of marketing and distribution. The Company is considered to be a development stage company and has not generated any revenues from operations.

   On January 15, 2006, the Company entered into a marketing and sales distribution agreement with Everise Technology Ltd., a company which supplies showerhead and related accessories from Hong Kong.

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of August 31, 2006, the Company has not yet achieved profitable operations and has accumulated a deficit of $12,078. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management believes that the Company has adequate funds to carry on operations for the upcoming fiscal year.


   2.  SIGNIFICANT ACCOUNTING POLICIES

   The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

   The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

   Organizational and Start-up Costs

   Costs of start-up activities, including organizational costs, are expensed as incurred.

   Development Stage Company

   The Company is in the development stage. Since its formation, the Company has not yet realized any revenues from its planned operations.

   Financial Instruments

   The fair value of the Company's financial instruments, consisting of cash and receivables approximate their carrying value based upon the immediate or short-term maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

K-9 CONCEPTS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006


2.SIGNIFICANT ACOUNTING POLICIES (cont'd)

Income Taxes

The Company has adopted Statements of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2006, the Company had no dilutive stock equivalents, accordingly diluted loss per share is equal to basic loss per share.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R from date of inception.

K-9 CONCEPTS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006



2.SIGNIFICANT ACOUNTING POLICIES (cont'd)

Stock-based Compensation (cont'd)

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting  for  Certain  Hybrid
Financial Instruments-an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In  March  2006,  the  FASB issued SFAS No.  156,  Accounting  for  Servicing of
Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

K-9 CONCEPTS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006



2.     SIGNIFICANT ACOUNTING POLICIES (cont'd)

       Recent Accounting Pronouncements (cont'd)

       In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

       In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

3.     COMMON STOCK

       In October 2005, the Company issued 2,000,000 shares of common stock at a price of $0.001 per share for total proceeds of $2,000.

       In November 2005, the Company issued 4,000,000 shares of common stock at a price of $0.001 per share for total proceeds of $4,000.

       In March 2006, the Company issued 400,000 shares of common stock at a price of $0.05 per share for total proceeds of $20,000.

        COMMON SHARES

       The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

       ADDITIONAL PAID-IN CAPITAL

       The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

4.     DONATED CAPITAL

       The Company records transactions of commercial substance with related parties at fair value as determined with management. The Company recognized donated services to directors of the Company for management fees, valued at $500 per month, totaling $3,000 for the period from March 1, 2006 to August 31, 2006.

K-9 CONCEPTS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2006



5.INCOME TAXES

The following table summarizes the significant components of the Company's deferred tax assets:


---------------------------------------------------------

                                                    2006
---------------------------------------------------------

 Deferred Tax Assets
   Non-capital losses carryforward            $    1,800
   Valuation allowance for deferred tax asset     (1,800)

 Net deferred tax assets                      $     -
---------------------------------------------------------


At August 31, 2006, the Company has accumulated non-capital losses totaling $12,078, which are available to reduce taxable income in future taxation years. These losses expire beginning 2026. The potential benefit of those losses, if any, has not been recorded in the financial statements as these losses are not likely to be realized.


6.SEGMENT INFORMATION

The Company currently conducts all of its operations in Canada.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                   ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director is indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)   willful misconduct.

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1) such indemnification is expressly required to be made by law;

       (2)   the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee         $    279.61
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  8,000.00
Legal fees and expenses                                     $  3,500.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 14,279.61
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers. The total amount received from this offering was $2,000. As part of this offering, we issued 1,000,000 shares of our common stock to Mr. Albert Au, our president, chief executive officer, secretary, treasurer and a director on October 12, 2005. On the same date, we issued 1,000,000 shares of our common stock to Ms. Jeanne Mok, our other director. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 4,000,000 shares of our common stock at a price of
$0.001 per share to a total of twenty purchasers on November 8, 2005.   The
total amount received from this offering was $4,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

             Priscilla Chan                          200,000
             Christopher Yip                         200,000
             Sindy Yu                                200,000
             Tse Ming Yang                           200,000
             Ronnie Ng                               200,000
             Willie Ng                               200,000
             Solon Ng                                200,000
             Albert Cheung                           200,000
             Dabbie Yung                             200,000
             Wing Kei Yung                           200,000
             Che Chen Lin                            200,000
             Lin Yue Yung                            200,000
             Li Mem Jiang                            200,000
             Camelia Ng                              200,000
             Joanna Choi                             200,000
             Sim Wong                                200,000
             Lai Sim Chan                            200,000
             Filomena Lei                            200,000

             Oliver Lei                              200,000
             Robert Hui                              200,000


We completed an offering of 400,000 shares of our common stock at a price of $0.05 per share to a total of 10 shareholders on March 30, 2001. The total amount received from this offering was $20,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------
             Sue Lee                                 60,000
             Ng Yim Hor                              30,000
             Rocky Chow                              20,000
             Tse Lau Wah                             20,000
             Au Pok Hau                              20,000
             Bernadette Chan                         20,000
             Yu Lin Lee                              50,000
             Choi Cheng Leong                        60,000
             Chu Kam Tin                             60,000
             David Lee                               60,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                              EXHIBITS
Exhibit
Number    Description

  3.1     Articles of Incorporation
  3.2     Bylaws
  5.1     Legal opinion to be provide prior to effective date
 10.1     Marketing and Sales Distribution Agreement
 23.1     Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
          Accountants

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 2, 2007.

                              K-9 CONCEPTS, INC.

                              By: /s/ Albert Au
                              ------------------------------
                              Albert Au
                              President, Chief Executive Officer,
                              principal accounting officer, principal
                              financial officer, Secretary, Treasurer
                              and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                     CAPACITY IN WHICH SIGNED       DATE

/s/ Albert Au                 President, Chief Executive     January 2, 2007
-----------------------       Officer, Secretary, Treasurer,
Albert Au                     principal accounting officer,
                              principal financial officer
                              and Director

/s/ Jeanne Mok                Director                       January 2, 2007
-----------------------
Jeanne Mok